                 Series D Junior Participating Preferred Stock


                            ARTICLES SUPPLEMENTARY


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.



                   ========================================

                  Articles Supplementary of Charles E. Smith
                           Residential Realty, Inc.
                    Classifying and Designating a Series of
                              Preferred Stock as
                         Series D Junior Participating
                              Preferred Stock and
                   Fixing Distribution and Other Preferences
                           and Rights of Such Series
                   =========================================


                         Dated as of December 3, 1998

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                   =========================================

                  Articles Supplementary of Charles E. Smith
                           Residential Realty, Inc.
                    Classifying and Designating a Series of
                              Preferred Stock as
                         Series D Junior Participating
                              Preferred Stock and
                   Fixing Distribution and Other Preferences
                           and Rights of Such Series
                   =========================================


     Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to Section 2-208 of the Annotated Code of Maryland that:

     FIRST: Pursuant to authority granted by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors on December 2, 1998 adopted a resolution designating and classifying 72,980 unissued and unclassified shares of capital stock as Series D Junior Participating Preferred Stock.

     SECOND: The following is a description of the Series D Junior Participating Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption thereof:

     Section 1.  Number of Shares and Designation.  This class of preferred
                 --------------------------------
stock shall be designated as Series D Junior Participating Preferred Stock and the number of shares which shall constitute such series shall not be more than 72,980 shares, par value $0.01 per share, which number may be increased or decreased from time to time by resolution of the Board of Directors and by the filing of articles supplementary in accordance with the Maryland General Corporation Law; provided, that no decrease shall reduce the number of shares of Series D Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Junior Participating Preferred Stock.

     Section 2.  Definitions.  For purposes of the Series D Junior Participating
                 -----------
Preferred Stock, the following terms shall have the meanings indicated:

                 "Adjustment Number" shall have the meaning set forth in
                  -----------------
Section 6(A).

                 "Average Market Value" shall have the meaning set forth in
                  --------------------
Section 8.

                 "Board of Directors" shall mean the Board of Directors of the
                  ------------------
Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Shares.

                 "Business Day" shall mean any day other than a Saturday,
                  ------------
Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                 "Common Stock" shall mean the shares of common stock, par
                  ------------
value $0.01 per share, of the Corporation.

                 "Common Adjustment" shall have the meaning set forth in
                  -----------------
Section 6(A).

                 "Parity Shares" shall have the meaning set forth in Section
                  -------------
5(A).

                 "Quarterly Dividend Payment Date" shall mean the 15th day
                  -------------------------------
(or if such day is not a Business Day, the next Business Day thereafter) of February, May, August and November of each year; commencing February 15, 1999.

                 "Rights Declaration Date" shall mean December 2, 1998.
                  -----------------------

                 "Senior Preferred Stock" shall mean preferred stock of the
                  ----------------------
Corporation ranking prior and superior to the shares of Series D Preferred Stock with respect to dividends and distributions of the Corporation.

                 "Series D Junior Liquidation Preference" means an amount per
                  --------------------------------------
Series D Preferred Share equal to $108,000.

                 "Series D Preferred Shares" shall mean the shares of Series D
                  -------------------------
Junior Participating Preferred Stock.

Section 3.       Dividends and Distributions.
                 ---------------------------

          (A) Subject to the prior and superior rights of the holders of any Senior Preferred Stock (or any similar stock) of the Corporation, the holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for payment of dividends, quarterly dividends payable in cash on the Quarterly Dividend Payment Date, commencing on the first Quarterly Dividend Payment Date after first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock of the Corporation, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. In the event the Corporation shall at any time after December 2, 1998 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series D Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on any Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Preferred Stock, unless the date of issue of such shares is prior to the record date set for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 4.   Voting Rights.  The holders of Series D Preferred Shares shall
             -------------
have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided by law, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock and any other stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 5.  Certain Restrictions.
            --------------------

     (A) Whenever dividends or distributions payable on the Series D Preferred Stock as provided in Section 3 are not paid, thereafter and until such dividends and distributions, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock; or

         (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) (the "Parity Shares") with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such Parity Shares on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or

         (iii) redeem or purchase or otherwise acquire for consideration shares of any Parity Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Parity Shares in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or

         (iv) redeem or purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any Parity Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

Section 6.  Liquidation, Dissolution or Winding Up.
            --------------------------------------

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received (i) $108,000 per share, plus (ii) any unpaid dividends and distributions accrued and unpaid thereon, whether or not declared, to the date of such payment (the "Series D Junior Liquidation Preference"). Following the payment of the full amount of the Series D Junior Liquidation Preference, no additional distributions shall be made to the holders of Series D Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Junior Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph
(C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above as so adjusted being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series D Junior Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series D Preferred Stock and Common Stock, respectively, holders of Series D Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series D Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Junior Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series D Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, Etc.  In case the Corporation shall
                 ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Preferred Stock shall at the same time be similarly exchanged or changed into such stock or securities, cash and/or any other property in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock (as previously adjusted, if any prior adjustment has occurred) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8.  Redemption at the Option of the Board of Directors.  The
                  --------------------------------------------------
outstanding shares of Series

D Preferred Stock may be redeemed as a whole, but not in part, at any time, or from time to time, at the option of the Board of Directors, at a cash price per share equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date are payable on the shares to be redeemed and have not been paid, earned or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30 day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board in good faith.

     Section 9.  Shares To Be Retired.  Any shares of Series D Preferred Stock
                 --------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock of the Corporation and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, or reclassified as Common Stock or other stock of the Corporation as provided in the Corporation's Articles of Incorporation.

     Section 10.    Ranking.  Notwithstanding anything contained herein to the
                    -------
contrary, the Series D Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to voting rights, the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

     Section 11.    Amendment.  The Articles of Incorporation of the Corporation
                    ---------
shall not be further amended, nor shall an Articles Supplementary be filed or amended, in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class.

     Section 11.    Fractional Shares.  Series D Preferred Stock may be issued
                    -----------------
in fractions of a share which shall entitle the holders, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series D Preferred Stock.

                      [Page Break Intentionally Inserted]

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be duly executed by its President and attested by its Secretary this 3rd day of December, 1998.


                              CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                              By: /s/ Ernest A. Gerardi, Jr.
                                  ---------------------------
                                  By: Ernest A. Gerardi, Jr.
                                  Its:  President


     I, Robert D. Zimet, Secretary, hereby acknowledge on behalf of Charles E. Smith Residential Realty, Inc. that the foregoing Articles Supplementary are the corporate act of said corporation under the penalties of perjury.


Attest:


/s/ Robert D. Zimet
---------------------